EXHIBIT 10.14

                                LEASE AGREEMENT



                           ARROWHEAD FOUNTAIN CENTER
                           SEC BELL ROAD AND LOOP 101
                                PEORIA, ARIZONA



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                                LEASE AGREEMENT

                           ARROWHEAD FOUNTAIN CENTER
                           SEC BELL ROAD AND LOOP 101
                                PEORIA, ARIZONA

                               Table of Contents

ARTICLE 1: PREMISES                                                          1

ARTICLE 2: TERM                                                              3

ARTICLE 3: RENT                                                              5

ARTICLE 4: ADDITIONAL RENT/EXPENSE STOP                                      6

ARTICLE 5: PARKING                                                           8

ARTICLE 6: RENT TAX AND PERSONAL PROPERTY TAXES                              9

ARTICLE 7: PAYMENT OF RENT/LATE CHARGES                                      9

ARTICLE 8: SECURITY DEPOSIT                                                  9

ARTICLE 9: CONSTRUCTION OF THE PREMISES                                     10

ARTICLE 10: ALTERATIONS                                                     10

ARTICLE 11: FIXTURES/PERSONAL PROPERTY                                      11

ARTICLE 12: LIENS                                                           11

ARTICLE 13: USE OF PREMISES/RULES AND REGULATIONS                           11

ARTICLE 14: RIGHTS RESERVED BY LANDLORD                                     13

ARTICLE 15: QUIET ENJOYMENT                                                 14

ARTICLE 16: MAINTENANCE AND SANITATION                                      14

ARTICLE 17: UTILITIES AND JANITORIAL SERVICEs                               15

ARTICLE 18: ENTRY AND I NSPECTION                                           16

ARTICLE 19: ACCEPTANCE OF THE PREMISES, LIABILITY INSURANCE AND
INDEMNIFICATION OF LANDLORD                                                 16

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ARTICLE 20: CASUALTY INSURANCE                                              17

ARTICLE 21: DAMAGE AND DESTRUCTION OF PREMISES                              19

ARTICLE 22: EMINENT DOMAIN                                                  20

ARTICLE 23: ASSIGNMENT AND SUBLETTING                                       20

ARTICLE 24: SALE OF PREMISES OR ASSIGNMENT BY LANDLORD                      21

ARTICLE 25: SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT                21

ARTICLE 26: RIGHT TO CURE                                                   22

ARTICLE 27: ESTOPPEL CERTIFICATES                                           22

ARTICLE 28: DEFAULT AND CONDITIONAL LIMITATIONS                             23

ARTICLE 29: TENANT'S RECOURSE                                               25

ARTICLE 30: FORCE MAJEURE                                                   26

ARTICLE 31: SURRENDER OF PREMISES                                           26

ARTICLE 32: HOLDING OVER                                                    26

ARTICLE 33: GENERAL PROVISIONS                                              26

ARTICLE 34: NOTICES                                                         28

ARTICLE 35: BROKERAGE COMMISSIONS                                           28


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        This LEASE AGREEMENT ("Lease") is made and entered into as of May 10,
1999, by and between:

         ARROWHEAD FOUNTAINS PARTNERS LLC, c/o Koll Development Company, 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016, hereinafter referred to as "Landlord", and MicroCap1000.com, Ltd., a Delaware corporation, 7280 Palmetto Park Road, Suite 202, Boca Raton, Florida 33433, hereinafter referred to as "Tenant",

WITNESSETH: In consideration of the rents, covenants and agreements given and exchanged herein, Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the office space described in Section 1.1, hereinafter referred to as the "Premises".

All covenants, agreements, terms and conditions between Landlord and Tenant with respect to the Premises are contained in this Lease and the following two (2) exhibits attached hereto and incorporated into the Lease by this reference:

Exhibit A - Floor plan of the Office Building, known as Arrowhead Fountain Office Building, Peoria, Arizona, referred to herein as the "Building".

Exhibit B- Building Standard Work Letter.

                              ARTICLE 1: PREMISES

1.1 The Premises are located on the second floor of the Building as shown on Exhibit A in the project known as Arrowhead Fountain Office Building (the "Project"). The Rentable Area of the Premises has been estimated to be One Thousand Six Hundred Sixty Nine (1,669) square feet based on a Load Factor (as defined in Section 1.2(c)) of Twelve and Four Tenths percent (12.4%), and a Usable Area of One Thousand Four Hundred Eighty Five (1,485) square feet; provided, however, if the Usable Area or the Load Factor should be greater or less, as a result of design or construction of the Building, the Premises, other premises or Interior Common Facilities (as defined in Section 1.2(a), the Rentable Area of the Premises set forth in this Section 1.1 shall be adjusted accordingly.

1.2 As used in this Lease:

         (a)      Rentable Area means:

               (i) With respect to the Building, the sum of the total area of all floors in the Building computed by measuring to the outside finished surface of the dominant portion of permanent outside building walls. Rentable Area includes Interior Common Facilities but excludes major vertical penetrations (for example, stairwells, elevator shafts and vertical ducts) and their enclosing walls, underground parking areas and exterior balconies.

               (ii) With respect to the Premises, the Usable Area of the Premises multiplied by the sum of a) one hundred percent (100%) and b) the Load Factor.

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No deductions from Rentable Area shall be made for columns or projections necessary to the Building.

         (b)      Usable Area means:

               (i) With respect to the Building, the aggregate of the area of all of the premises or space of the Building occupiabie by tenants of the Building whether or not actually occupied with each such area of the premises or space being computed by the same method used for computing the Usable Area of the Premises.

               (ii) With respect to the Premises, the Usable Area means the area of the Premises (occupiable by Tenant whether or not actually occupied) computed by measuring to the finished surface of the office side of corridor walls, to the midpoint of demising walls and to the outside surface of the dominant portion of permanent outside walls (other than corridor walls). No deductions from Usable Area shall be made for columns or projections within the Premises.

         (c) Load Factor means a percentage equal to the Rentable Area of the Building divided by the aggregate Usable Area of all premises and occupiable space in the Building, less one hundred (100).

         (d) Interior Common Facilities means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets and other similar facilities used by tenants or for the benefit of tenants on a nonexclusive basis. interior Common Facilities excludes major vertical penetrations and their enclosing walls, underground parking areas and exterior balconies.

         (e) The ficor area of mechanical penthouses shall not be used in the calculation of Rentable or Usable Area under this Lease.

1.3 Landlord reserves the right to change the Building, the number of floors, the arrangement and location of the Interior Common Facilities in the Building and the shape, location, levels, arrangement and dimensions of the Common Areas as defined in Section 4.1 (d), including space reservations in the Automobile Parking Area (as defined herein), and to construct other buildings or improvements within the Project. Landlord further reserves the right to change the shape, dimensions and size of the Premises, provided, however, that no material changes shall be made to the Premises without the prior written approval of the Tenant. If the Tenant does not approve of any such material change, Tenant's sole remedy shall be to cancel this Lease by written notice thereof within ten (10) days after receipt of Landlord's notification of such proposed change, and to surrender Tenant's right to possession of the Premises to Landlord within thirty (30) days after Tenant's written notice of election, pursuant to Article 31 of this Lease. Upon such surrender, any security deposit and prepaid rent, if any, paid by Tenant shall be refunded to the Tenant (provided Tenant is not in default under this Lease), and the Landlord shall thereupon be released from any further obligations and liabilities to Tenant under this Lease. Landlord further reserves the right to relocate the Premises to another location of substantially equivalent size and location in the Building provided such relocation does not increase the Minimum Monthly Rent or other costs payable by Tenant under this Lease. If Landlord elects to move Tenant, Landlord shall build out or renovate the new location with leasehold improvements at the new location substantially equal to leasehold improvements constructed or to be constructed on the original Premises

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pursuant to Exhibit B hereof ("Leasehold Improvements") and Landlord will pay
Tenant's reasonable costs of moving to the new location, including incidental costs such as reprinting stationery and new signage.

1.4 Landlord reserves and excepts from the Premises the right of access in, over, under and upon the Premises as may be reasonably necessary or advisable for maintenance, repair or construction of the Building or other portions of the Building, including the right to install, maintain, use and replace pipes, duct work, conduits, utility lines and wires through ceiling plenum areas, column space, partitions and in or beneath floor slabs.

                                ARTICLE 2: TERM

2.1 The term of this Lease ("Lease Term") shall be for a period of Thirty Six
(36) months, plus the remainder of any partial calendar month in which the Lease Term commences.

2.2 Subject to any adjustments under Article V of Exhibit B. the Lease Term shall commence on that date upon which Landlord notifies Tenant (or the date Tenant has actual notice) that Landlord's construction obligations under this Lease have been substantially completed and that the Premises are ready for occupancy, with or without actual entry by Tenant (the "Commencement Date").

2.3 Within thirty (30) days after Tenant takes possession of the Premises, both parties agree to execute a written memorandum setting forth the Commencement Date, the Minimum Monthly Rent, the date on which this Lease expires ("Expiration Date"), and the stipulated Rentable Area as adjusted under Section
1.2. By executing such memorandum, Tenant accepts the terms therein as binding and conclusive. If Tenant fails to execute such memorandum within such thirty
(30) day period, then Tenant hereby appoints Landlord as its attorney-in-fact to execute the memorandum on Tenant's behalf, and the terms therein shall be binding and conclusive.

2.4 Notwithstanding the above definition of Lease Term, which is used to define the period following construction of improvements during which Tenant shall pay Rent (as hereinafter defined), this Lease shall be deemed a lease of real property effective upon the date, of this Lease, regardless of the date of entry onto the Premises by Tenant.

2.5 If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, rotor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Lease Term hereof, but in such case Tenant shall not be obligated to pay Rent Until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within thirty (30) days from the Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not change the Expiration Date, and Tenant shall pay Rent for such period as provided herein. Notwithstanding the foregoing, Tenant may not cancel this Lease if failure to deliver possession within thirty (30) days from the Commencement Date is caused

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by the Tenant's delays or failure to cooperate with the contractor, space planner, leasing agent or Landlord, or caused by any reason outside of Landlord's control.

                                ARTICLE 3: RENT

3.1 Tenant covenants and agrees to pay to Landlord, without deduction, setoff, prior notice or demand, for the use and occupancy of the Premises the "Minimum Monthly Rent" set forth below, the Additional Rent set forth in Article 4 hereof, all sums due under Articles 5, 6 and 17 hereof and all other amounts due the Landlord under this Lease (collectively the Rent). The Minimum Monthly Rent shall be payable in advance on the first day of each and every calendar month during the Lease Term. If the Commencement Date occurs on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and shall be paid to Landlord on the Commencement Date.

         (a) For each month during a time period set forth in column I below, the Minimum Monthly Rent shall be an amount equal to the mathematical product obtained by multiplying one twelfth (1/12) of the amount set forth in column 11 below opposite such time period by the Rentable Area of the Premises.

     I                             II                          III
Time Period            Annual amount of Minimum          Monthly amount of
                     Monthly Rent per square foot      Minimum Monthly Rent
                       of Rentable Area of the          based on 1,669 square
                              Premises                feet of Rentable Area of


Commencement Date              $22.75                         $3,164.14
through the 36th full
month of the Lease Term

                    ARTICLE 4: ADDITIONAL RENT/EXPENSE STOP

4.1 As used in this Lease:

         (a) The "Expense Stops shall be Six and 25/100 Dollars ($6.25) per square foot of Rentable Area.

         (b) "Direct Costs" means and includes:

               (1) Those expenses paid or incurred by Landlord (whether directly or through independent contractors) for managing, maintaining, operating and repairing the Project, Building, the Common Areas and the personal property used in conjunction therewith, and the land upon which the Project, Building and Common Areas are located, including, but not limited to, the cost of utilities, supplies, insurance, amortization (over the reasonable life of the item) of the cost of installation of capital investment items which are installed primarily for the purpose of reducing Direct Costs or which may be required by any governmental authority; janitorial services; compensation (including employment taxes, similar government

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charges and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Project, Building, Common Areas and the land upon which the Project, Building and Common Areas are situated; management fees, legal and accounting expenses; security expenses, landscaping services, window cleaning, trash removal, elevator and escalator maintenance, equipment and tools used in the maintenance and operation of the Building, the rental value of any office space in the Building used as an office for the property manager of the Project, Building and the Common Areas, and any other expense or charges whether or not hereinabove described which, in accordance with consistently applied generally accepted accounting and management principles would be considered an expense of managing, maintaining, operating or repairing the Project, Building and Common Areas and the land upon which they are located; and

        (2) All assessments of any kind, including but not limited to, assessments pursuant to any agreements affecting the Building or the Project, impositions, taxes, fees, including license fees, and other governmental or quasi-governmental levies and charges of any and every kind, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed upon or with respect to the ownership of, or other taxable interest attributable to, the Project, Building, Common Areas and land upon which they are located and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in or used in connection with the operation of the Project, Building, the Common Areas and the land upon which they are located and any tax which shall be imposed on any interest therein or excise in substitution for taxes commonly known as real estate taxes.

         (c) Direct Costs shall not include:

               (1) Income, estate and inheritance taxes levied against Landlord.

               (2) Taxes paid by any tenant as described in Section 6.2 hereof.

               (3) Depreciation, capital investment items (except as provided in Section 4.1 (b)(1)) and debt service.

               (4) Costs of leasing space in the Building, including leasing commissions and leasehold improvement costs.

               (5) The cost of utilities separately metered to any tenant or resulting from Excess Consumption under Article 17 and billed directly to that tenant.

               (6) The cost of special services provided to any tenant and billed directly to that tenant.

               (7) Repairs and maintenance paid by proceeds of insurance or from tenants.

         (d) "Common Areas" means all areas both interior and exterior provided by Landlord for the common or joint use and benefit of the occupants of the Project, and the Building, their employees, agents, customers, and other invitees including but not limited to the Automobile Parking Area (whether spaces are assigned, reserved or not) as defined in Article 5 of this Lease, public restroom facilities, landscaped areas, plaza decks, driveways, walkways, exterior lighting, ramps, drainage facilities, traffic controls, sidewalks, building entrances, lobbies and hallways, mechanical rooms, elevator shafts and stairways accessways, loading docks,

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ramps, drives, platforms, common pipes, conduits, wires and appurtenant equipment serving the Building.

         (e) "Operating Year" means the year beginning January 1 and ending December 31 . The first Operating Year shall be the Operating Year in which the Commencement Date occurs.

         (f) "Tenant's Pro Rata Share" means a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building.

         (g) "Excess Costs" means Direct Costs in excess of the Expense Stop.

4.2 Commencing on the Commencement Date and thereafter with respect to each full or partial Operating Year during the Lease Term, Tenant shall pay Landlord an amount equal to Tenant's Pro Rata Share of Excess Costs. As soon as possible after the Commencement Date, Landlord shall provide Tenant with a written statement setting forth the Landlord's estimate of Direct Costs for the remainder of the current Operating Year and for the second Operating Year. Within one hundred twenty (120) days after the end of each Operating Year after the second Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Direct Costs for the next succeeding Operating Year. If Landlord's estimate of Direct Costs for any Operating Year (including any partial Operating Year) exceeds the Expense Stop, Tenant agrees to pay Landlord, in addition to and concurrently with each payment of the Minimum Monthly Rent for such Operating Year (or with respect to the remainder of the Operating Year, concurrently with each payment of Minimum Monthly Rent), an amount equal to one-twelfth (1/12th) of Tenant's Pro Rata Share of Excess Costs. Notwithstanding the foregoing, during any Operating Year Landlord may provide Tenant with a revised estimate of the Excess Costs for the Operating Year. If the revised estimate of Excess Costs exceeds Landlord's original estimate of Excess Costs for that Operating Year, Tenant agrees to pay Landlord, for the remainder of the Operating Year, in addition to and concurrently with the Minimum Monthly Rent and in addition to the amounts payable under the preceding sentence, Tenant's Pro Rata Share of the excess divided by the number of remaining months in the Operating Year.

4.3 Within approximately one hundred twenty (120) days after the end of each Operating Year after the first Operating Year, Landlord shall provide Tenant with a statement showing the actual Direct Costs for the preceding Operating Year and any adjustments to be made as a result thereof. If Tenant's Pro Rata Share of the actual Excess Costs paid or incurred by Landlord during such Operating Year exceeds the estimates of Excess Costs paid by Tenant during the same Operating Year, Tenant shall pay Landlord the excess at the time the next succeeding payment of Minimum Monthly Rent is payable. If Tenant's estimated payments of Excess Costs for the Operating Year have exceeded Tenant's Pro Rata Share of Excess Costs during such Operating Year, Landlord shall apply the excess against the next installments of Tenant's Pro Rata Share of Excess Costs.

4.4 The determination and statement of Direct Costs shall be made by Landlord and a copy of such statements shall be made available to Tenant upon demand.

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4.5 Notwithstanding anything in this Lease to the contrary, no failure by
Landlord to give notices or statements of Direct Costs within the time specified shall waive Landlord's right to require payment by Tenant of Direct Costs in excess of the Expense Stop.

                               ARTICLE 5: PARKING

5.1 Landlord agrees to operate and maintain or cause to be maintained and operated an "Automobile Parking Area" during the Lease Term for the benefit and use of tenants, customers, patrons and employees of tenants of the Building. The cost of maintenance, operation, repair and management of the Automobile Parking Area whether paid by or allocated to Landlord shall be included in the Direct Costs set forth in Article 4 above. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of tenants, customers, patrons or employees or from loss of property from within such motor vehicles.

5.2 Tenant covenants and agrees at all times during the Lease Term to lease one
(1) covered reserved parking space in the Automobile Parking Area. Subject to availability, Tenant may from time to time convert unreserved spaces to reserved spaces. Landlord shall have the right to reserve and assign parking spaces for other tenants of the Building or to designate parking rights on an unreserved, non-exclusive basis. Tenant covenants and agrees to pay for each space in addition to and concurrently with the Minimum Monthly Rent the parking fees being charged by Landlord, as adjusted by Landlord from time to time and in Landlord's sole discretion. During the first year of the Lease Term following the Rent Commencement Date, the parking space fees shall be Thirty Five and No/100 Dollars ($35.00) per space per month for covered reserved spaces and Zero and No/100 Dollars ($0.00) per space per month for unreserved parking spaces.

5.3 Landlord shall have the right to establish and from time to time change, alter and amend, and to enforce against all users of the Automobile Parking Area, reasonable rules and regulations (including the exclusion of parking from designated areas and the assignment of spaces to tenants) as may be deemed necessary and advisable for the proper and efficient operation and maintenance of said Automobile Parking Area including, without limitation, the hours during which the Automobile Parking Area shall be open for use.

5.4 Landlord may establish such reasonable charges as Landlord deems appropriate for the use of the Automobile Parking Area by persons who have not leased space in the Building. Landlord may establish a system whereby these persons may present validations issued by tenants in lieu of payment of the parking charges. If Tenant wishes to provide Tenant's customers, patrons and invitees with validations as part of the validation system, Tenant agrees to pay Landlord, as additional rent, those charges established by Landlord for use of the validation system and to comply with such system and all rules and regulations established by Landlord for Tenant's use and the use of Tenant's customers, patrons and invitees of the validation.

                ARTICLE 6: RENT TAX AND PERSONAL PROPERTY TAXES

6.1 Tenant covenants and agrees to pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate

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of any municipal, county, state or federal excise, sales, use or transaction privilege taxes now or hereafter legally levied or imposed against or on account of any or all amounts payable under this Lease by Tenant or the receipts thereof by Landlord (except taxes which are commonly referred to as income, estate, or inheritance taxes).

6.2 Tenant shall pay, prior to delinquency, all taxes and assessments levied upon fixtures, furnishings, equipment and personal property placed on the Premises by Tenant. If any or all of Tenant's fixtures, furnishings, equipment or personal property shall be assessed and taxed with the Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property of the Tenant, Tenant shall reimburse Landlord for such assessment and taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such assessment and taxes applicable to the Tenant's property.

                    ARTICLE 7: PAYMENT OF RENT/LATE CHARGES

7.1 Tenant shall pay the Rent and all other charges herein specified to Landlord at the address set forth on page one of this Lease, or to another person or at another address as Landlord shall from time to time designate in writing.

7.2 Any payment of Rent, due and payable from Tenant to Landlord under the terms of this Lease not received within five (5) days after the due date (the "Delinquency Date") thereof shall be subject to a one-time late charge of five percent (5%) of the delinquent amount.

7.3 Any payment of Rent, due and payable from Tenant to Landlord not received by the Delinquency Date shall bear interest from the date due at the rate equal to the greater of: (a) eighteen percent (18%) per annum or, (b) a variable per annum rate equal to the Prime Rate (base rate on corporate loans at large U.S. money center commercial banks) announced daily in the Wall Street Journal plus four percent (4%).

                          ARTICLE 8: SECURITY DEPOSIT

8.1 Tenant shall, upon delivery of this Lease, deposit with Landlord the sum of Three Thousand, One Hundred Sixty-Four and 14/100 ($3,164.14)'as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease.

8.2 If Tenant defaults in any of the terms, provisions, covenants and conditions of this Lease, Landlord may, but need not, use, apply, or retain the whole or any part of this security deposit not as liquidated damages but to cure the default or to compensate the Landlord for any and all damages sustained by Landlord and a result of said default or for any other sum which Landlord may spend or be required to spend by reason of Tenant's default. If any portion of said security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Should Tenant fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the 'ast assignee of Tenant's interest in this Lease within ten (10) days after the Expiration Date and surrender of the Premises by Tenant. Landlord's rights with reference to the security deposit shall be

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in addition to and shall not preclude any other rights, remedies, or recoveries available to Landlord by law or under the terms of this Lease.

8.3 Tenant agrees that in case the Landlord shall sell or exchange Landlord's interest in the Premises during the Lease Term, Landlord may pay the deposit to any subsequent owner and in that event, Tenant hereby releases Landlord from all liability for the return of such deposit. Landlord shall not be required to maintain such funds in a segregated account, but may deposit such funds in any general account of Landlord, provided that such commingling shall in no way affect Landlord's obligations to Tenant regarding such funds under this paragraph. Tenant shall not be entitled to any interest on the security deposit.

                    ARTICLE 9: CONSTRUCTION OF THE PREMISES

9.1 Landlord shall construct Tenant's Leasehold Improvements, as defined in Exhibit B. in accordance with plans and specifications prepared by Landlord's Architect. The respective obligations, covenants and agreements of Landlord and Tenant to construct the Premises including the division of responsibilities and procedures for design and construction and for payment of costs and expenses are more specifically set forth in Exhibit B.

9.2 Prior to the Commencement Date, any work performed by Tenant or its agents ("Tenant's Work"), or any fixtures or personal property moved onto the Premises, shall be at Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's Work or Tenant's property including damage or destruction occasioned by Landlord's own negligence. Tenant agrees to indemnify, defend and hold Landlord harmless against any and all claims or arising from Tenant's use of the Premises, or the conduct of its business or from any activity work done, permitted or suffered by the Tenant on or about the Premises, the Building, the Project or the Commons Areas. This indemnification shall survive the termination of this Lease.

                            ARTICLE 10: ALTERATIONS

         After completion of Landlord's construction obligations under Article 9, Tenant shall not make, or cause to be made any further additions to, or alterations of the Premises, or any part thereof, without the prior written consent of Landlord. As a condition to Landlord giving such consent, Tenant must provide Landlord with detailed plans and specifications of the proposed improvements prior to commencement of any such work. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 'Liz) times the estimated cost (as determined by Landlord) of such improvements to insure Landlord against any liability for mechanics' end materialmen's ilens and to insure completion of the work.

                     ARTICLE 11: FIXTURES/PERSONAL PROPERTY

         All trade fixtures, signs, merchandise or other personal property not permanently affixed to the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date, provided that Tenant is not then in default under this Lease.

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Tenant shall promptly repair, at its own expense, any damages occasioned by such removal. All millwork, built-in appliances, wall covering, floor covering, window coverings, electrical and plumbing fixtures and conduits, lighting and other special fixtures that may be placed upon, installed in or attached to the Premises by Tenant shall, at the Expiration Date or earlier termination of this Lease for any reason, be the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation or injury unless designated by Landlord to be removed.

                               ARTICLE 12: LIENS

         Tenant shall keep the Premises, the Building, the Project and the property on which they are situated free from any liens arising out of work performed, material furnished or obligations incurred due to Tenant's actions or the failure of Tenant to comply with any law excluding, however, security interests in Tenant's personal property. If any such lien does attach against the Premises, the Building or the Project and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, Landlord may, without waiving its rights and remedies based upon such breach of Tenant and without releasing Tenant of any of its obligations hereunder, take any action necessary to discharge the lien. Tenant shall pay Landlord upon demand for or on account of any cost or expense (including reasonable attorney's fees) incurred by Landlord by reason of attachment or discharge of such lien and shall indemnify Landlord against any liability arising out of attachment of such lien.

               ARTICLE 13: USE OF PREMISES/RULES AND REGULATIONS

13.1 Tenant shall use the Premises solely for general office use and shall not use or permit the Premises to be used for any other purpose or purposes except with the prior written consent of Landlord.

13.2 Tenant shall comply with all statutes, ordinances, rules, regulations and orders of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of the Premises, including such laws governing the storage or disposal of hazardous wastes and protection of the environment. Tenant shall not use or permit the Premises to be used in whole or in part for any purpose or use in violation of any of the laws, ordinances, regulations or rules of any public authority at any time applicable thereto.

13.3 Tenant shall not:

         (a) commit, or suffer to be committed, any waste upon the Premises;

         (b) engage in any activity which will increase the existing premium rate of insurance on the Premises or cause a cancellation of any insurance policy or permit to remain in or about the Premises any article that may be prohibited by standard form fire insurance policies:

         (c) use the Premises for or carry on or permit any offensive, unlawful, noisy, or dangerous trade, business, manufacture or occupation, or any nuisance or anything against public policy, or interfere with the business of or disturb the quiet enjoyment of any other tenant in the Building

         (d) use the exterior of the roof or walls of the Premises or Building for any purpose.

         (e) without Landlord's prior written consent, cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Building, whether by Tenant, its invitees, agents, employees, contractors or sublessees. "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DOT, printing inks, acids, pesticides, ammonia compounds, and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Landlord shall be entitled to take into account such factors or facts as Landlord may in its good faith business judgment determine to be relevant in determining whether to grant, condition or withhold consent to Tenant's proposed activity with respect to Hazardous Material. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom, costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (economic or other) arising from the storage, use, treatment or disposition of permitted Hazardous Material by Tenant, its agents, employees, contractors, sublessees or invitees. This Indemnification shall survive the termination of the Lease. In no event shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises or the Building. With respect to the generation, production, use, storage, treatment or disposal of permitted Hazardous Material in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees, then, in addition to any other requirements or conditions that Landlord may impose in connection with such consent (1) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, reports and other information reasonably required by Landlord reflecting the legal and proper generation production, use, storage, treatment or disposal of all permitted Hazardous Materials generated, used, stored, treated or removed from the Premises and, upon Landlord's request, copies of all hazardous waste manifests relating thereto, and (2) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns to be removed from the Premises and the Building and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the same.

13.4 Tenant shall faithfully observe and comply with Landlord's rules and regulations, all parking regulations established in accordance with Article 5, and all modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance of any other tenant or occupant of the Building.

                    ARTICLE 14: RIGHTS RESERVED BY LANDLORD

        Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

         (a) To change the Buiiding's name or street address.

         (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

         (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

         (d) To control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages (including vending machines), or the like or other services on the Premises and in general, to reserve to Landlord the right to control any business and any services in or to the Building and its tenants.

         (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed or added without the prior written consent of Landlord.

         (f) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of said work to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Interior Common Facilities, all without abatement of rent or affecting any of Tenant's obligations under this Lease, so long as the Premises are reasonably accessible.

         (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant.

         (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

         (i) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the Building and within the Building is entirely at the risk and responsibility of Tenant and shall be conducted pursuant to Building rules and regulations.

         (j) To have access for tenants of the Building to any mail chutes located on the Premises according to rules of the United States Postal Service.

         (k) To take all such reasonable measures and use best efforts as Landlord may deem advisable for the security of the Building and its occupants, including without limitation the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the restriction of access to the Building at times other than normal business hours. Landlord assumes no liability for criminal acts.

Reservation of the rights set forth in this Article shall impose no obligation or duty upon Landlord to exercise said rights.

                          ARTICLE 15: QUIET ENJOYMENT

         Landlord covenants that upon Tenant's paying the Rent and keeping and performing all of the terms, covenants~and conditions of this Lease, Landlord will do nothing that will prevent Tenant from peaceably and quietly enjoying, holding and occupying the Premises during the Lease Term. This covenant shall not extend to any disturbance, act or condition brought about by any other tenant in the Building and shall be subject to the rights of Landlord set forth in this Lease. Tenant agrees this Lease shall be subordinate to any Easements, Covenants, Conditions and Restrictions or any amendments thereto hereafter imposed upon the property upon which the Building is located. This subordination provision shall be self- operative, however, Tenant agrees to execute and deliver such further instruments necessary to subordinate this Lease to the lien of Easements, Covenants, Conditions and Restrictions or amendments hereafter imposed by Landlord.

                     ARTICLE 16: MAINTENANCE AND SANITATION

16.1 Subject to Articles 21 and 22 and Tenant's obligations under Sections 16.2 and 16.3, Landlord covenants to maintain the Building in good and tenantable condition and repair. Tenant hereby waives all rights to make repairs at the expense of Landlord. Landlord's maintenance and repair costs under this Section
16.1 will be deemed a Direct Cost. The foregoing notwithstanding, Landlord shall not be liable to Tenant for failure to make repairs as required herein unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence said repairs within fifteen (15) days following receipt of Tenant's written notification. Landlord shall have no obligation to alter, remodel, improve, renovate, decorate or paint the Premises except as set forth in Exhibit B.

16.2 If Landlord would be required to perform any maintenance or make any repairs under Section 16.1 because of: (a) modifications to the roof, walls, foundation and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures or equipment; (c) Tenant's or Tenant's employees' or customers' negligence or wrongful act; or, (d) Tenant's failure to perform any agreements contained in this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof plus a reasonable amount for Landlord's overhead upon receipt of a statement from Landlord. Landlord's costs under this Section shall not be a Direct Cost for purposes of Article 4.

16.3 Tenant covenants and agrees to:

        (a) pay Landlord, Landlord's cost of maintenance and repair, including additional janitorial costs, of any Non-Building Standard Improvements and Non-Building Standard materials and finishes, as defined in Exhibit B. and special leasehold improvements in excess of or in addition to Building Standard, as defined in Exhibit B.

        (b) pay Landlord, Landlord's cost of repair or replacement of all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term.

Landlord's costs under this Section 16.3 will not be deemed a Direct Cost.

                 ARTICLE 17: UTILITIES AND JANITORIAL SERVICES

17.1 Landlord agrees to furnish to the Premises during normal business hours, and subject to the rules and regulations of the Building, electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises, and janitorial services for the Premises and Common Facilities. "Normal business hours" shall be Monday through Friday, 7:00 AM to 6:00 PM, and Saturday, 8:00 AM to 12:00 Noon. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. Subject to Tenant's payment for Excess Consumption, Landlord agrees to make electricity, heat, air conditioning and elevator service available to the Premises on a twenty-four (24) hour a day, seven (7) day a week basis. Subject to Landlord's maintenance and repair obligations, Tenant may have access to the Premises twenty-four (24) hours a day during each day of the year.

17.2 As used in this Article 17, "Excess Consumption" means (i) the consumption of electrical current in excess of five (5) watts per square foot of Usable Area of the Premises (excluding electricity used for heating, ventilation and air conditioning) including water, and compressed air (if compressed air is furnished by Landlord) in excess of that which would be provided to the Premises were the Premises to be built out with Building Standard Improvements only and used as general office space; and (ii) heating, ventilation and air conditioning during times other than Monday through Friday, 7:00 AM to 6:00 PM, and Saturday, 8:00 AM to 1:00 PM. Tenant will not, without the written consent of Landlord, use any apparatus, device or equipment in the Premises, or use heating, ventilation or air conditioning which will in any way result in Excess Consumption or connect, except through existing electrical outlets, water pipes, ducts or airpipes (if any) in the Premises, any apparatus, or device, for the purposes of using electric current, water, heating, cooling or air. If Tenant shall require water, heating, cooling, air or electric current which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Landlord's installation of after hours air conditioning override controls and cost monitoring equipment in or for the Premises will be deemed to be Landlord's consent to the use of after hours heating, ventilation and air conditioning. Landlord may disable such controls upon Tenant's default in payment for such Excess Consumption. Tenant covenants and agrees to pay for the cost of the Excess Consumption based on Landlord's cost, plus any additional expense incurred in installing meters or keeping account of the Excess Consumption, at the same time as payment of the Minimum Monthly Rent is made. Tenant further agrees to pay Landlord the cost, if any, to upgrade existing mechanical, electrical, plumbing and air facilities, if required to provide

Excess Consumption, upon receipt of a statement therefor. Excess Consumption costs will not be a Direct Cost for purposes of Article 4.

17.3 Landlord shall not be liable in damages or otherwise in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality and no such failure shall entitle Tenant to terminate this Lease.

                        ARTICLE 18: ENTRY AND INSPECTION

18.1 Landlord and Landlord's agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises; performing Landlord's maintenance and repair obligations under this Lease; maintaining or making repairs, alterations, or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required; posting notices of nonliability for alterations, additions or repairs, or of the availability of the Premises for lease or sale; or exhibiting the Premises to potential tenants, lenders or purchasers. Tenant shall permit Landlord, at any time within one hundred fifty
(150) days prior to the expiration of the Lease Term, to place upon the Premises any usual or ordinary "For Lease" signs.

18.2 If Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary, Landlord or Landlord's agents and contractors may use a master key to enter, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Landlord shall be permitted to take any action under this Article without any abatement of rent and without any liability to Tenant for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned, nor shall such action by Landlord be deemed an actual or constructive eviction.

18.3 Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building or Project; (ii) loss or damage to any property by theft or otherwise; (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in fixtures or equipment.

        ARTICLE 19: ACCEPTANCE OF THE PREMISES, LIABILITY INSURANCE AND
                          INDEMNIFICATION OF LANDLORD

19.1 All merchandise, furniture, floor and wall covering and all personal property and fixtures belonging to Tenant and all persons claiming by or through Tenant which may be on the Premises shall be at Tenant's sole risk. Tenant hereby waives all claims against Landlord for loss, injury or damage to all persons and property in the Building or on the Premises or the Common Areas from theft, fire, water, gas or otherwise, including sprinkler leakage or bursting pipes. Subject to completion of Landlord's construction obligations under Exhibit B and the correction of "punch list" items resulting from such construction, Tenant accepts the Premises "as is" and Landlord makes no warranty as to the condition of the Premises.

19.2 Tenant shall indemnify, defend and hold Landlord and Landlord may agree harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Project, or the Common Area. Tenant shall further indemnify, defend and hold Landlord and Landlord's may agree harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord and Landlord may agree by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused solely by the gross negligence or willful misconduct of Landlord or its employees in the operation and maintenance of the Premises, the Building or the Project. Tenant hereby waives all its claims in respect thereof against Landlord. This indemnification shall survive the termination of the Lease.

Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless solely caused by or solely resulting from the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises, the Building, or the Project without contributory negligence on the part of Tenant or any of its sublessees or licensees or its or their employees, agents or contractors, or any other lessees or occupants of the Building or Project. Further, neither Landlord nor any partner, director, officer, agent, or employee of Landlord shall be liable (i) for any such damage caused by other lessees or persons in or about the Building or Project, or caused by quasi-public work; or
(ii) for consequential damages arising out of any loss of the use of the Premises of any equipment of facilities therein by Tenant or any person claiming through or under Tenant.

19.3 Unless the Claim (as defined below) is subject to the waiver set forth in
Section 20.3, Tenant agrees to indemnify, defend and hold Landlord and Landlord's Mortgagee harmless against all Claims against Landlord or the Mortgagee arising from: Tenant's possession, use, maintenance or repair of the Premises; any act or omission of Tenant or Tenant's invitees, contractors, subtenants, agents or employees including acts occurring on the Premises or the Common Areas, irrespective of the insurance carried by Landlord under Section 19.5; or any default of Tenant under this Lease.

19.4 Upon taking possession of the Premises and thereafter during the Lease Term, Tenant shall, at Tenant's sole cost and expense, maintain comprehensive liability insurance, including, without limitation, premises/operations liability, products-completed operations, contractual liability and automobile (including non-owned and hired automobile) coverage, against Claims for personal injury, death, or property damage occurring in, upon, or about the Premises. The limits of liability of such insurance shall not be less than Two Million Dollars ($2,000,000) combined single limit and $5,000,000 of umbrella coverage or in such higher amounts as Landlord may require. All such policies of insurance shall endorse L andlord (including Landlord's property manager and partners and affiliated business entities comprising Landlord) and the Mortgagee as additional insureds or loss payees with respect to legal liability or Claims caused by, arising out of, or resulting directly or indirectly from Tenant's occupancy of the Premises and operations on or related to the Premises, Building or Common Areas. Tenant's liability insurance shall be primary with respect to any liability or Claim arising out of occupancy of the Premises by Tenant or Tenant's business, and any insurance carried by Landlord under Section 19.5 shall be noncontributory, unless the Claim arises from Landlord's gross negligence and willful conduct and then only to the extent of Landiord's proportionate fault.

19.5 Tenant's insurance shall be maintained with an insurance company qualified to do business in the state in which the Premises are located and having a current A.M. Best manual rating of at least A-XII or better. Tenant's insurance policies will contain endorsements stating that the insurance will not be cancelled nor will the carrier fail to renew or materially change the policy without first giving Landlord thirty (30) days written notice. Before entry into the Premises and before expiration of any policy, Tenant shall provide Landlord with evidence that Tenant maintains workman's compensation insurance and that the other requirements of this article have been met and that the applicable premiums or renewal premiums have been paid.

19.6 During the entire Lease Term, Landlord agrees to maintain public liability insurance against Claims for personal injury, death, or property damage occurring on the Common Areas. The limits of liability of such insurance shall be in such amounts as Landlord shall determine but shall be at least equal to the limits required to be maintained by Tenant. The cost of the public liability and property damage insurance on the Common Areas shall be a Direct Cost under
Article 4.

19.7 Landlord shall not be responsible or liable to Tenant for any Claim for loss or damage caused by the acts or omissions of any persons occupying any space adjacent to or adjoining the Premises.

19.8 As used in this Article, "Claim" means any claim (including a claim based upon imputed negligence), suit, proceeding, action, cause of action, responsibility, liability, demand, judgment and execution.

                         ARTICLE 20: CASUALTY INSURANCE

20.1 Tenant shall maintain fire and extended coverage insurance `, a,, replacement value, One Thousand Dollars ($1,000.00) maximum deductible) for loss, injury or damage from then, vandalism, malicious mischief, fire, water, gas or otherwise, including sprinkler leakage or bursting pipes with a business interruption endorsement, on merchandise, personal property, equipment and trade fixtures owned or used by Tenant and other property which Tenant may remove on the Expiration Date. Tenant shall not maintain insurance on any structural portion of the Premises, roof, demising or interior walls or floors. In event of violation of this obligation, Tenant agrees all proceeds of Tenant's insurance policies, except proceeds related to Tenant's personal property or improvements supplied by Tenant, will be held in trust for the benefit of Landlord.

20.2 Landlord shall maintain fire and full extended coverage insurance ("all risk") including vandalism and malicious mischief, sprinkler leakage damage and flood and boiler explosion endorsements throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property) and may name the holder of a mortgage or deed of trust and any ground lessor as additional insured. Landlord may elect to self-insure any component comprising the Common Areas. At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section shall be a Direct Cost under Article 4 of this Lease. If, however, during the Lease Term premiums for fire and extended coverage insurance are or may be calculated by rating the premises of individual tenants within the Building and it is determined that the rate for the Premises, due to Tenant's special fixtures, Non-Building Standard Improvements, business or otherwise, is in excess of the rate attributable to the premises having the lowest rate, Tenant agrees to pay Landlord the difference between the premium attributable to the Premises and that premium which would be attributable to the Premises were the Premises rated at the lowest rate. If the Building is rated as a whole and it is determined that the premium, due to Tenant's special fixtures, Non-Building Standard Improvements or business, is in excess of the premium which would have been charged, but for Tenant's fixtures, improvements or business, Tenant agrees to pay Landlord such excess. Tenant shall have no rights in said policy procured by Landlord under this Section and shall not be entitled to be named as insured thereunder.

20.3 Tenant hereby waives any right of recovery from Landlord, and Landlord's agents, officers and employees, and Landlord hereby waives any right of recovery from Tenant and Tenant's agents, officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against by either's fire and extended coverage insurance policy. Neither Landlord nor Tenant shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any building, structure or other tangible property; or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party agrees to obtain from its respective insurance carrier an endorsement or other coverage such that the waiver contained in this Section 20.3 shall not void any insurance policy.

                 ARTICLE 21: DAMAGE AND DESTRUCTION OF PREMISES

21.1 In the event of (a) fire or other casualty damage to the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (b) the Premises or Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or the Building, Landlord shall commence to make said repairs within sixty (60) days of written notice by Tenant of the necessity therefor. The Minimum Monthly Rent shall be proportionately reduced from the date of such damage or declaration, based upon the extent to which such damage or declaration and the making of such repairs shall interfere with the business carried on by Tenant in the Premises.

21.2 Landlord's obligation to repair the Premises shall, however, be subject to the following. If:

         (a) during the last year of the Lease Term any portion of the Premises or the Building is damaged as a result of fire or any other insured casualty; or,

         (b) at any time the Premises is damaged to the extent of twenty-five percent (25%) or more of replacement value; or,

         (c) the Premises or the Building are damaged or destroyed as a result of a casualty not insured against; or,

         (d) the Building shall be damaged or destroyed by fire or other cause to the extent of twenty percent of more of the Building's replacement value,

Landlord shall have the right, to be exercised by notice in writing to Tenant given within ninety (90) days from said occurrence, to cancel and terminate this Lease. Upon notice to Tenant, the Lease Term shall expire automatically upon the third (3rd) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord elects to terminate this Lease under this Section, all rents shall be prorated as of the date of damage or destruction and Landlord shall be released from liability or obligation to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect and the Minimum Monthly Rent shall be proportionately reduced as provided in Section 21.1.

21.3 With respect to any destruction (including any destruction necessary in order to make repairs) which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant waives any statutory or other right Tenant may have to terminate this Lease as a result of such destruction and no such destruction shall annul or void this Lease.

21.4 The provisions of this Article shall supersede the obligations of Landlord to make repairs under Section 16.1 of the Lease. Landlord shall not be obligated to make repairs to the extent that the cost thereof exceeds the insurance proceeds or to the extent such repairs would exceed Building Standard as defined in Exhibit B.

21.5 Unless the Lease is terminated under this Article, upon substantial completion of Landlord's restoration obligations, the Minimum Monthly Rent shall be restored to the amount which would have been in effect but for the damage or destruction.

                           ARTICLE 22: EMINENT DOMAIN

22.1 As used in this Article, "Taking" means a taking of or damage to the Premises or Building or any part thereof by exercise of the power of eminent domain, condemnation or sale under the threat of or in lieu of eminent domain or condemnation.

22.2 If the whole of the Building or the whole of the Premises shall be acquired by a Taking, or if the whole of the Automobile Parking Area is acquired by a Taking then this Lease shall terminate as of the date of taking of possession by the Taking authority.

22.3 If more than ten percent (10%) of the value of the Building is acquired by a Taking, whether or not any portion of the Premises is so taken, Landlord shall have the right to terminate this Lease as of the date of such Taking by giving Tenant ninety (90) days written notice of Landlord's intent to terminate this Lease.

22.4 If more than twenty-five percent (25%) of the Premises is acquired in a Taking, either Landlord or Tenant may terminate this Lease upon notice to the other within ninety (90) days prior to taking of possession. If less than twenty-five percent (25%) of the Premises is acquired in a Taking and the award received is sufficient to restore the Premises, subject to Section 22.3, Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion acquired in the Taking, this Lease shall continue in full force and effect with respect to that part not acquired, and the Minimum Monthly Rent shall be reduced in the proportion that the rental value of the Premises after the taking bears to the rental value before the Taking.

22.5 Notwithstanding Section 22.2, if any part of the Automobile Parking Area shall be acquired by a Taking, Landlord shall have the right to provide substitute parking facilities and this Lease shall continue in full force and effect unless a governmental entity forces the closing of the Building. If a closing is required, this Lease shall terminate on the date of closing.

22.6 In the event of a Taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise for diminution in value of the leasehold, reversion or fee, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof. Tenant shall have no claim against Landlord for the value of the unexpired Lease Term if the Lease is terminated under this Article. Although all damages in the event of any condemnation are to belong to the Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, trade fixtures and equipment.

22.7 If this Lease is terminated partially or in total under this Article, all rents shall be prorated as of the date of Taking including refunds for amounts paid in advance by Tenant.

                     ARTICLE 23: ASSIGNMENT AND SUBSLETTING

23.1 Tenant shall not transfer or assign this Lease, or any interest therein, and shall not sublet or allow any other person to occupy or use of the Premises or any part thereof, or any right or privilege appurtenant thereto, including spaces in the Automobile Parking Area, without Landlord's prior written consent which will not be unreasonably withheld. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Neither this Lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without prior written consent of Landlord. Any attempted transfer, assignment or subletting without the prior written consent of Landlord shall be void at Landlord's option and shall constitute a default under this Lease. All sums and consideration received by Tenant from its subtenants or assignees in excess of the Minimum Monthly Rental rent payable to Landlord under this Lease shall be paid to Landlord.

If Tenant is a corporation, an unincorporated association, a partnership, or a limited liability company, unless listed an a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership, or limited liability company in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease.

23.2 If Tenant, with Landlord's prior written approval, assigns this Lease or sublets the Premises, and the assignee or sublessee maintains the liability insurance coverage required by Section 19.3, Tenant shall be relieved of such obligation but no other obligation under this Lease. Tenant agrees to pay Landlord reasonable legal fees incurred in connection with the processing of any documents necessary to give consent. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting or pursuing any remedies against said assignee or successor.

23.3 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

                    ARTICLE 24: SALE OF PREMISES BY LANDLORD

         In the event of any sale of the Building or the property upon which the Building is located or assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after such sale or assignment; and the assignee or purchaser, at such sale or any subsequent sale of the Premises or assignment of this Lease, shall be deemed, without any further agreement between the parties and only such assignee or purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

          ARTICLE 25: SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

         Tenant's interest under this Lease shall be subordinate to all terms of the lien of any ground lease, deed of trust, mortgage or security agreement (hereinafter collectively referred to as "Mortgage") now or hereafter placed on the Landlord's interest in the Premises, the Building or on the land upon which the Building is located and any amendments thereto. If Landlord has not obtained permanent financing for the Building having a term of at least fifteen (15) years at the time of execution of this Lease, Tenant agrees to reasonable amendments to this Lease as may be requested by a lender who proposes to fund permanent financing provided the amendment does not increase Tenant's monetary obligations under this Lease. Tenant further consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold pursuant to default on the Mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the Mortgage holder's or purchaser's election, not disaffirm this Lease but shall attorn to the Mortgage holder or purchaser, and if so requested, enter into a new lease for the remainder of the Lease Term. This Article shall be self-operative, however, Tenant agrees to execute and deliver, within ten (10) days after request by Landlord, such further instruments necessary to subordinate this Lease to a lien of any Mortgage, to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.

                           ARTICLE 26: RIGHT TO CURE

         In the event of breach, default, or noncompliance under this Lease by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished financing secured by a Mortgage, as defined in
Article 25, on the Premises or the Building, concurrently with giving the aforesaid notice to Landlord, Tenant shall also give notice by certified mail to such lender. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

                       ARTICLE 27: ESTOPPEL CERTIFICATES

         Tenant agrees at any time and from time to time upon request by the Landlord, to execute, acknowledge and deliver to Landlord a statement within ten
(10) business days of demand in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, and (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (9) that Tenant claims no offsets against the Rent, and (h) such other information as shall be reasonably necessary to establish the status of the tenancy created by this Lease. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser, Mortgage holder or assignee of any Mortgage holder of the Premises or the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's Minimum Monthly Rent has been paid in advance, and (iv) that Landlord is irrevocably constituted as Tenant's attorney in fact to issue such statement.

                ARTICLE 28: DEFAULT AND CONDITIONAL LIMITATIONS

28.1 Any of the following shall constitute a default under this Lease:

         (a) if Tenant fails to pay any installment of the Rent herein provided or any other sum required by this Lease to be paid to Landlord, or any part thereof as and when due; or

         (b) if Tenant fails to observe or perform any of the covenants or conditions as set forth in Articles 12, 19, or 20 hereof on its part agreed to be performed;

         (c) if Tenant fails to perform any other covenants or conditions on its part agreed to be performed and such failure to perform continues for ten (10) days after notice of such failure from Landlord to Tenant; or

         (d) if a petition or proceeding under the federal Bankruptcy Act or any amendment thereto is filed or commenced by or against Tenant or any guarantor of this Lease, and if against Tenant, said proceedings shall not be dismissed within sixty (60) days following commencement thereof; or

         (e) if Tenant is adjudged insolvent, makes an assignment for the benefit of its creditors or enters into an arrangement with its creditors; or

         (f) if a writ of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within sixty (60) days thereafter, or

         (g) if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant or the property of any guarantor of this Lease and such receiver is not discharged within a period of thirty (30) days after his appointment; or

         (h) Tenant abandons or vacates the Premises. Abandonment shall be presumed if the Premises are not occupied by at least two (2) employees of Tenant four (4) days a week, six (6) hours a day.

28.2 Upon a default by Tenant as defined in Section 28.1 Landlord, or Landlord's agents and employees shall have the right and option to:

         (a) prosecute and maintain an action or actions, as often as Landlord deems advisable, for collection of rent, other charges and damages as the same accrue, without entering into possession and without terminating this Lease. No judgment obtained shall constitute a merger or otherwise bar prosecution of subsequent actions for rent and other charges and damages as they accrue. Tenant agrees to pay Landlord all costs of collection of past due rent, including court costs and attorney's fees.

         (b) immediately or at any time thereafter reenter and take possession of the Premises and remove Tenant, Tenant's agents, any subtenants, licensees, concessionaires, or invitees and any or all of their property from the Premises. Reentry and removal may be effected by summary proceedings or any other action or proceedings at law, by force or otherwise. Landlord shall not be liable in any way in connection with any action taken under this paragraph. No action taken, commenced or prosecuted by Landlord, no execution on any judgment and no act or forbearance on the part of Landlord in taking or accepting possession of the Premises shall be construed as an election to terminate this Lease unless Landlord expressly exercises this option under
Section 28.2(c).

Upon taking possession of the Premises Landlord may from time to time, without termination of this Lease relet the Premises or any part thereof as agent for Tenant for such rental terms and conditions (which may be for a term extending beyond the Lease Term) as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to said Premises required for reletting. The rents received by Landlord from such reletting shall be applied first to the payment of any costs of reletting and second to the payment of rent or other costs due and unpaid under this Lease. The residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable under this Lease. If the rents received from such reletting during any month are insufficient to reimburse Landlord for any costs of reletting or rent due and payable, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.

         (c) elect to terminate this Lease by written notice to Tenant. Upon such termination, Tenant agrees to immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, Landlord may take possession in accordance with Section (b) above. If Landlord terminates this Lease, Tenant shall have no further interest in this Lease or in the Premises, however, Tenant shall remain liable to Landlord for all damages Landlord may sustain by reason of Tenant's default, including without limitation
(1) the cost of reletting the Premises, and (2) either (i) an amount equal to the rent which, but for termination of this Lease, would have been payable by Tenant during the remainder of the Lease Term, less any proceeds from reletting the Premises; or (ii) an amount equal to the present worth (immediately prior to termination) of the rent which, but for termination of this Lease, would have been payable during the remainder of the Lease Term, less the then reasonable rental value of the Premises, which amount shall be payable to Landlord upon demand. Rent which would have been payable for the remainder of the Lease Term, shall be calculated on the basis of the Minimum Monthly Rent and additional rent payable by Tenant at the time of default plus any future increases which are determinable at the time of calculation.

         (d) obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may take possession of any personal property belonging to the Tenant and used in the conduct of the business of the Tenant being carried on in the Premises. Tenant agrees that the entry upon the Premises or possession of said personal property by said receiver shall not constitute an eviction of the Tenant from the Premises or any portion thereof, and the Tenant hereby agrees to hold the Landlord safe and harmless from any claim of any character by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises and/or said personal property.

28.3 As used in this Article "costs of reletting" means any reasonable costs necessary to collect past due rent, take possession of the Premises and lease the Premises to another tenant, including, but not limited to:

         (a) legal costs and expenses of collecting past due rent and recovery of the Premises including court costs and attorney's fees,

         (b) brokerage and advertising costs for leasing,

         (c) costs and expenses of alterations, repairs and improvements, Lease,

         (d) indebtedness other than minimum rent due from Tenant to Landlord under this

         (e) costs of protecting the Premises, and

         (f) removal and storage of Tenant's property.

28.4 No act or conduct of the Landlord, whether consisting of reentry, taking possession or reletting the Premises or obtaining appointment of a receiver or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term shall be deemed to be or constitute an acceptance of the surrender of the Premises by the Landlord or an election to terminate this Lease unless Landlord exercises its election under Section 28.2(c) of this Lease. Such acceptance or election by Landlord shall only be effected, and must be evidenced, by written acknowledgment of acceptance of surrender or notice of election to terminate signed by Landlord.

28.5 In addition to any statutory lien for rent in Landlord's favor, Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all rent and other sums of money becoming due under this Lease from Tenant, and for the performance of all other obligations of Tenant under this Lease, in all personal property of Tenant located on the Premises. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies of a creditor under the Arizona Uniform Commercial Code. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

                         ARTICLE 29: TENANT'S RECOURSE

        Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Building, subject to prior rights of any mortgagee of the Building or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord under this Lease, and no other procedures for the satisfaction of Tenant's remedies. Neither Landlord, nor any partner thereof or therein nor any of their respective heirs, successors or assigns, shall have any personal liability of any kind or nature, directly or indirectly under or in connection with this Lease.

                           ARTICLE 30: FORCE MAJEURE

        Landlord shall have no liability whatsoever to Tenant on account of (1) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of acts of God, civil disorder, strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above beyond Landlord's reasonable control; or (2) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason, whether similar of dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the periods of any delay in Landlord's performance caused by any of the events of force majeure described above.

                       ARTICLE 31: SURRENDER OF PREMISES

        At the Expiration Date or earlier termination date, Tenant shall surrender the Premises in good order and condition, reasonable wear and tear and casualty damage excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof. If Tenant fails to remove its personal property and fixtures upon the Expiration Date, the same shall, at Landlord's election, be deemed abandoned and shall become the property of Landlord. Tenant shall further surrender to Landlord any Automobile Parking Area cards issued under Article 5. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

                            ARTICLE 32: HOLDING OVER

        If Tenant, with Landlord's consent, shall hold over after the Expiration Date, or any extension thereof, Tenant shall become a tenant on a week-to-week basis at a minimum weekly rent of fifty percent (50%) of the Minimum Monthly Rent payable during the last year of the Lease Term, which rental shall be payable in advance on the first day of such holdover period and on the first day of each week thereafter, upon all the terms, covenants and conditions herein specified.

                         ARTICLE 33: GENERAL PROVISIONS

33.1 This Lease shall be construed in accordance with the laws of the State of Arizona. Venue for resolution of any dispute arising under this Lease shall be Maricopa County, Arizona.

33.2 If Tenant is composed of more than one person or entity, then the obligations of such entities or parties shall be joint and several.

33.3 If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

33.4 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and shall not be considered a part hereof.

33.5 Time is of the essence of this Lease.

33.6 If either party initiates legal proceedings to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings shall be entitled to recover from the other party the costs of such proceedings, including reasonable attorneys' fees as determined by the court and not by a jury. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall indemnify and hold Landlord harmless from all liability by reason thereof, including Landlord's reasonable costs and attorneys' fees.

33.7 This Lease, and all Exhibits attached hereto, set forth all the covenants, promises, agreements, conditions or undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

33.8 Subject to Article 23, the covenants herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

33.9 No covenant, term or condition of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such covenant, term or condition, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, covenant or condition hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, covenant or condition hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other then payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

33.10 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine or neuter genders shall include all others.

33.11 Except as provided in Exhibit B. Section 2.3, Tenant shall not place any signs upon the Premises, Building or Common Areas without Landlord's prior written consent.

33.12 Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Tenant shall, upon request of Landlord, execute, acknowledge, and deliver to Landlord a "short form" memorandum of this Lease for recording purposes.

                              ARTICLE 34: NOTICES

         Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and delivered personally or forwarded by certified mail, return receipt requested, if to Landlord, at the address set forth on page one of this Lease; and if to Tenant, (a) until the Commencement Date, at the address on page one; and (b) following the Commencement Date, at the Premises.

Either party may change such address by written notice by certified mail to the other. Service of any notice or demand shall be deemed completed forty~eight
(48) hours after deposit thereof in the United States Postal Service or, if delivered in person, upon receipt thereof.

                        ARTICLE 35: BROKER'S COMMISSIONS

         Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees approved or authorized in writing by Landlord). Tenant agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claim, including any attorneys' fees connected therewith.

         IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

ARROWHEAD FOUNTAINS PARTNERS LLC, A
DELAWARE LIMITED LIABILITY COMPANY

By:          [ILLEGIBLE]
   ---------------------------------
Its:            EVP
    --------------------------------

LANDLORD


MICROPAC 1000.COM, LTD.
A DELAWARE CORPORATION


By:  MICHAEL S. JACOBS
   ---------------------------------
Its: Chief Operating Officer
   ---------------------------------

TENANT

STATE OF ARIZONA        )
                        : SS
County of Maricopa      )

: ss

         The foregoing instrument was acknowledged before me this 18th day of May, 1999, by Dominic J. Petrucci, Executive President of Arrowhead Fountains Partners LLC, a Delaware limited liability company, on behalf of the company.

My Commission Expires:                    /s/ LYNN K. THORPE
                                         ---------------------------------------
April 24, 2001               [STATE LOGO]         Notary Public
                                                 LYNN K. THORPE
                                         Notary Public - State of Arizona
                                                 MARICOPA COUNTY
                                         My Comm. Expires April 24, 2001

STATE OF FLORIDA      )
                   : SS
County of Palm Beach  )

         The foregoing instrument was acknowledged before me this 28th day of April, 1999, Michael Jacobs, C.O.O. of Microcap Financial Services, a Delaware corporation, on behalf of the corporation.


                                    /s/ JOHN L. DELISA
                                   ---------------------------------------
                                   Notary Public

                                   [NOTARY PUBLIC  JOHN L. DELISA
                                      LOGO]        My Commission CC600806
                                                   Expires November 11 2000

                                   EXHIBIT B

                          BUILDING STANDARD WORKLETTER

                     BUILDING STANDARD SHELL AND ALLOWANCE

This Exhibit B sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements which will prepare the Premises for Tenant's use and occupancy ("Leasehold Improvements"), including the payment of design and construction costs.

                                 I. DEFINITIONS

         1.0 As used in the Lease and this Exhibit B:

               1.0.1 The term "Building Standard Improvements" refers to those improvements set forth in Section 3.4 of this Exhibit.

               1.0.2 The term "Building Standard" refers to those brands, designs, finishes or techniques selected by Landlord for construction of the Building Standard Improvements.

               1.0.3 The term "non-Building Standard" means brands, designs, finishes and techniques other than those selected by Landlord.

               1.0.4 The term "non-Building Standard Improvements" means improvements to the Premises in addition to those improvements set forth in
Section 3.4 of this Exhibit

               1.0.5 "Usable Area" is defined in Section 1.2(b) of the Lease.

               1.0.6 "Load Factor" is defined in Section 1.2(c) of the Lease.

               1.0.7 "Rentable Area" is defined in Section 1.2(a) of the Lease.

         II. GENERAL PROCEDURES FOR PREPARING PLANS AND SPECIFICATIONS

         2.0 Landlord's Space Planner has prepared a "Space Plan" for the Premises, which Space Plan has been approved by the Tenant. The Space Plan includes:

               2.0.1 Approximate location of all partitions, doors, electrical and telephone outlets and switches, and special requirements for electrical and telephone circuits.

               2.0.2 Type and color of wall and floor covering.

               2.0.3 Details of all millwork, corridor entrances, water and drain supply requirements and non-Building Standard electrical outlets.

               2.0.4 Information on non-Building Standard Improvement HVAC requirements (special heat generating equipment).

               2.0.5 Weight and location of exceptionally heavy equipment.

               2.0.6 Dimensions of all equipment to be built in.

               2.0.7 Keying schedule.

               2.0.8 Lighting arrangement.

         2.1 All non-Building Standard Improvements or work desired by Tenant shall in Landlord's opinion, equal or exceed the quality established by the Building Standard Improvements as listed herein.

         2.2 Any changes, modifications or alterations of or to the Space Plan, drawings and specifications requested by Tenant shall be subject to Landlord's written approval. Any additional charges, expenses or costs, including Landlord's architect's fees, incurred by Landlord in approving said changes, modifications or alterations shall be paid by Tenant.

         2.3 One entrance door to the Premises will bear the Tenant's designated name and suite number; the Tenant will also be listed in the building directory. The door signs and directory entries shall be in Landlord's Building Standard format and purchased by the Landlord from a graphics fabricator designated by Landlord.

       III. LANDLORD'S OBLIGATIONS TO CONSTRUCT AND PAY FOR IMPROVEMENTS

         3.0 Section 3.3 contains a general description of the Building construction, and limitations of same, which will be provided by Landlord at Landlord's expense. Selection of structural systems, materials and finishes will be by Landlord. A detailed description of Landlord's construction is set forth in Landlord's plans and specifications for the Building which are available for review by Tenant and Tenant's architect or engineer.

         3.1 [Intentionally omitted.]

         3.2 Landlord's construction and standard finishes are designed for normal office use. Any reference to construction by Landlord to Code requirements shall be deemed to mean applicable building Code requirements for normal office use.

         3.3 Landlord shall provide a Shell Office Building to contain the Premises as hereinafter set forth:

               3.3.1 All structural wall, floor and roof support systems to support office floor live loads including partitions, ceilings, etc., of seventy
(70) pounds per square foot.

               3.3.2 All exterior glass, wall finishes and weather protection systems.

               3.3.3 Common toilet facilities, per Code, common lobbies, foyers, stairs and

               3.3.4 Automobile parking facilities including paving, lighting and mechanical ventilation of parking structure.

               3.3.5 Central plant heating and air conditioning with main supply to tenant suites, including heat pumps at tenant suites. Low pressure air handling (distribution duct work, diffusers and vents and associated controls and devices) is not included.

               3.3.6 Main electrical service to Building and distribution of electrical power from main service to main electrical room on each floor.

               3.3.7 Main fire sprinkler piping with heads established on a predetermined

               3.3.8 Window Covering: Building Standard architectural miniblinds on all exterior windows.

               3.3.9 Public Corridor Partitions: Building Standard, 5/8" thick, gypsum board and base molding attached to corridor side of 2-1/2" metal studs on 24" centers with acoustic insulation built from floor to deck above. Tenant side gypsum board, base and finish is not included.

         3.4 The Building Standard Improvements set forth in Sections 3.4.1 through 3.4.14 are those leasehold improvements normally necessary to allow tenants to take occupancy of premises for general office purposes. Landlord's Building Standard Improvements are set forth below for the purpose of establishing the leasehold improvements which would ordinarily be supplied by Landlord.

               3.4.1 Public Corridor Partitions: Building Standard, 5/8" thick, gypsum board attached to Tenant side of corridors, finish and base molding in the amount of one linear foot per sixty (60) square feet of Usable Area contained within the Premises. Stud wall and corridor side finish is included in the Building Shell.

               3.4.2 Non-Public Partitions: Building Standard, 5/8" thick ceiling high gypsum board attached to each side of 2-1/2" metal studs on 24" centers, in the amount of one linear foot per ten (10) square feet of Usable Area contained within the Premises. Non-public partitions will be furnished with Building Standard base molding on both sides.

               3.4.3 Entry Door, Frame and Hardware: Building Standard, 8'-4" solid core UL 20 minute wood door and UL 20 minute aluminum door frames with self-closer, stainless steel lever handle passage set, deadlock, ball bearing hinges and door stop. Entry doors shall be located where shown on the plans described in Section 2.1 of this Exhibit B in the amount of one door per tenant suite.

               3.4.4 Interior Doors, Frames and Hardware: Building Standard, 8'-4" aluminum frames, solid core wood doors and hardware, in the amount of one door per three hundred (300) square feet of Usable Area contained within the Premises. Hardware shall include lever handle passage sets, hinges and door stops for openings on all interior doors.

               3.4.5 Painting: All wall surfaces, covered with one eggshell enamel latex finish coat in colors selected by Tenant from Building Standard paint selection, limited to one color in each suite.

               3.4.6 Ceiling: Building Standard, 2'x 2' acoustical tile on mechanically suspended exposed grid system, as required throughout Premises.

               3.4.7 Lighting: Building Standard, 2'x 4', recessed fluorescent deep cell parabolic lighting fixture, in the amount of one per eighty (80) square feet of Usable Area contained within the Premises, and including single pole switches in the amount of one per three hundred (300) net square feet.

               3.4.8 Electrical Services: Building Standard, electrical facilities sufficient for a connected load of 5 watts general use and lighting overhead fluorescent lighting per square foot of Usable Area within the Premises plus facilities sufficient to operate heating, ventilating and air conditioning equipment.

               3.4.9 Duplex Electrical Outlets: Building Standard, wall mounted duplex electrical outlets (120 volts) in the amount of one per one hundred twenty-five (125) square feet of Usable Area contained within the Premises.

               3.4.10 Telephone Outlets: Building Standard, roughed-in electrical provisions for wall mounted telephone outlets in the amount of one per two hundred (200) square feet of Usable Area contained within the Premises.

               3.4.1 1 Finished Floors (Tenant's Spaces): Building Standard carpeting in colors selected by Tenant from Landlord's Building Standard selection and limited to one color.

               3.4.12 Heating, Ventilating and Air Conditioning: Building Standard, including electrical supply and low pressure air handling (distribution duct work, diffusers and vents). Air diffusers in the amount of one linear foot of diffuser per two hundred (200) square feet of Usable Area contained within the Premises.

               3.4.13 Interior Wall Finish: Install gypsum wallboard finish on interior side of exterior walls.

               3.4.14 Sprinkler System: Standard grid system per Code and Landlord's plans. Modifications (additions, relocations, raising or lowering) of standard system to accommodate Tenant's requirements are to be done by Landlord's fire sprinkler contractor at Tenant's expense and in accordance with underwriters requirements.

              IV. CONSTRUCTION OF TENANT'S LEASEHOLD IMPROVEMENTS

         4.1 So long as Tenant is not in default under the Lease, Landlord agrees to construct Tenant's Leasehold Improvements in accordance with the Space Plan agreed to by Landlord and Tenant under Article II, to Building Standard and using all Building Standard materials.

         4.2 All mechanical, structural, electrical or plumbing modifications to the Building required by Tenant shall be performed by Landlord's contractor or contractors approved by Landlord at Tenant's cost.

                    V. COMPLETION OF LEASEHOLD IMPROVEMENTS

         5.1 Landlord agrees to obtain any Certificate of Occupancy required by the local building department or other governmental agency.

         5.2 The term "Substantial Completion" or "Substantially Complete" as used in this Exhibit B or in the Lease means that state of completion of the Premises which will allow Tenant to begin Tenant's occupation of the Premises without material interference from Landlord's contractor or material delay caused by Landlord's failure to have completed Landlord's work under Section 3.4 of this Exhibit.

         5.3 Notwithstanding any time period established herein for the submission and approval of Tenant's plans or for the construction of improvements, the Lease Term and Tenant's obligation to pay rent shall commence as set forth in Section 2.2 of the Lease; provided, however, if the Commencement Date is determined under Section 2.2 of the Lease by the date of Substantial Completion, the Commencement Date will be accelerated so as to be one (1) day earlier than the date of completion for each day Substantial Completion is delayed by reason of:

               5.3.1 Tenant's request for non-Building Standard materials, finishes or installations or non-Building Standard Improvements, including planning, procurement and construction delays.

               5.3.2 Tenant's changes in Space Plan or drawings, plans and specifications.

               5.3.3 Delays to Landlord's contractor caused by Tenant's contractor, including the performance (or nonperformance) of any construction work by a person, firm or corporation employed by Tenant and the completion of said work by said person, firm or corporation.

                                      ***

                              MEMORANDUM OF LEASE
                      ARROWHEAD FOUNTAINS OFFICE BUILDING
          16150 N. ARROWHEAD FOUNTAINS CENTER DRIVE. PEORIA, AZ 85382
                               AS OF JUNE 15,1999

Arrowhead Fountains Partners, LLC, and Arizona Limited Liability Corporation, (Owner); and Microcap Financial Service, a Delaware Professional Liability Company, ("Tenant").

Lease Dated May 10, 1999.

This Memorandum of the above-referenced Lease is made and entered into by and between Landlord and Tenant as of the date first set forth above for the purpose of establishing the dates and rents set forth below. By executing this Memorandum, Landlord and Tenant agree that these dates and rents shall be incorporated in the Lease as if actually set forth therein and that the Premises has been substantially completed in accordance with the Lease.

1. The date of substantial completion of the Premises is: May 10, 1999.
2. The Commencement Date of the Lease Term is: May 10, 1999.
3. The Expiration of the primary term is: May 31, 2002.
4. The Rentable Area of the Premises as adjusted in accordance with Section 1.1 is: 1,669 square feet.
5. The Minimum Monthly Rent as adjusted under Section 3.1 of the Lease is:
   $3,164.14, plus applicable taxes.

LANDLORD:

ARROWHEAD FOUNTAINS PARTNERS, LLC, AND ARIZONA LIMITED LIABILITY CORPORATION


     By:   [ILLEGIBLE]
        ---------------------------
     Its:  EVP
         --------------------------
     Date:   7/1/99
          -------------------------


TENANT:

MICROCAP FINANCIAL SERVICE, A DELAWARE PROFESSIONAL LIABILITY COMPANY

     By:   [ILLEGIBLE]
        ---------------------------
     Its:  SECRETARY
         --------------------------
     Date:   6/30/99
          -------------------------